UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MATTHEWS INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

Matthews International Corporation

Corporate Office

Two NorthShore Center

Pittsburgh, PA 15212-5851

Phone: (412) 442-8200

December 7, 2025	Contacts:	Dan Stopar	Nick Capuano / Kelly Whitten
		Matthews International	Kekst CNC
		Chief Financial Officer	Media Relations
		and Treasurer	matw@kekstcnc.com

Matthews International Provides Update on Actions to Create Shareholder Value and Addresses Director Nominations

Ongoing strategic review has resulted in divestitures generating significant proceeds, simplifying

Matthews’ business mix and strengthening its balance sheet

Confirms receipt of another notice of director nominations from Barington, less than one year after Barington unsuccessfully ran a proxy contest at the 2025 annual meeting

Matthews’ shareholder proposals will include board declassification and the adoption of majority voting among other changes desired by investors

Shareholders not required to take any action at this time

PITTSBURGH, December 7, 2025 (PR NEWSWIRE) -- Matthews International Corporation (NASDAQ GSM: MATW) (“Matthews” or the “Company”) today issued the following statement updating shareholders on the Company’s ongoing strategic initiatives and confirming receipt of another notice from Barington Capital L.P.’s (“Barington”) of its intent to nominate directors for election at a second consecutive Annual Meeting of Shareholders:

Matthews Board and Management Continue to Take Decisive Actions to Advance Strategic Initiatives

In November 2024, we announced that the Board had engaged J.P. Morgan to assist the Company with a review of strategic alternatives. In the year since, the Board and management team have rigorously evaluated the Company’s portfolio of businesses, thoughtfully considered shareholder feedback about the Company, and decisively acted to enhance shareholder value. The ongoing strategic review has already simplified the Company’s business mix and strengthened our balance sheet:

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SGK Brand Solutions: In January 2025, the Company announced the sale of the SGK Brand Solutions business to Propelis. Upon closing of the sale in May, the Company realized $350 million of total upfront consideration and received a 40% stake in the common stock of Propelis, allowing the Company’s shareholders to benefit from cost synergies and continued business growth. Since the closing in May, Propelis is on track to perform at an annual rate well above the $100 million adjusted EBITDA of the combined entities as of their closing date.

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Warehouse Solutions: In November 2025, the Company announced the sale of the Warehouse Automations business to Duravant for total consideration of $230 million, representing cash consideration of $223.3 million plus the assumption of certain liabilities of the business. The total purchase price represents a compelling valuation multiple that is significantly accretive to Matthews’ current trading range. This transaction is subject to regulatory approval and is expected to close before the end of the Company’s fiscal 2026 second quarter.

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Other Transactions: The Company has completed other transactions as part of its strategic review and regular review of its business portfolio, including the acquisition of The Dodge Company and the pending sales of the European packaging and tooling businesses.

Collectively, these transactions will generate significant cash proceeds that will be used to reduce our debt toward the Company’s long-term net leverage ratio goal of 2.5x. These divestitures also represent a commitment by the Board and management team to sustain our momentum in Memorialization and capitalize on the opportunity in the high-growth energy storage solutions business market in which we have significant competitive technologies and in the Product Identification business in which we have unique competitive advantages in our new Axian product.

The strategic review process remains ongoing.

The Company’s Core Business Continues to Deliver Results

As demonstrated by our recent fourth quarter earnings release, we continue to deliver for shareholders. From an EBITDA and adjusted EPS perspective, our results were higher for the quarter than prior year when excluding the impact of the SGK divestiture. In Memorialization, Matthews reported higher revenues and adjusted EBITDA on a year-over-year basis. While the Industrial Technologies segment continues to experience challenges related to ongoing litigation with Tesla, Matthews has already successfully prevailed in numerous rulings against Tesla. We believe that this litigation is evidence of how valuable Matthews’ proprietary technology is. The Company continues to see interest from various customers in its dry battery electrode solutions, which it will work hard to convert to orders in fiscal 2026.

In addition, Matthews has continued advancing efficiency actions, contributing to an $8.5 million reduction of full-year corporate and other non-operating costs year-over-year and an expansion in adjusted EBITDA margins over fiscal 2024.

The Company continues to maintain a disciplined approach to capital allocation. While deleveraging remains Matthews’ top priority and it decreased total debt by $65.6 million during the fiscal year, the Company also returned meaningful capital to shareholders through more than $12 million in share repurchases and $32 million in dividends. Recently, the Board declared an increase in the quarterly dividend to $0.255 per share, which represents Matthews’ 32nd consecutive annual dividend increase since becoming a publicly traded company.

Matthews Has Sought Constructive Engagement With Barington

We have spent the past two years attempting to engage constructively with Barington:

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As a Consultant, the Company provided Barington with routine quarterly access to Matthews’ executive management team: Pursuant to the terms of a settlement agreement reached in December 2022, the Company had at least 25 substantive discussions with Barington founder James Mitarotonda between December 2022 and October 2024. However, Barington did not offer meaningful recommendations or actionable insights. In April 2024, nearly a full year before the 2025 Annual Meeting of Shareholders, Barington informed the Company that they intended to run a proxy contest at the 2025 Annual Meeting.

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After Barington Forced a Proxy Contest, Shareholders Rejected Their Nominees and Case for Change: In November 2024, Barington nominated three candidates for election at the 2025 Annual Meeting, including Mr. Mitarotonda and Chan Galbato. Barington called for simplification of the business, reduction in costs, and debt paydown—all of which were already underway and have since been advanced through the Board’s decisive actions. At the meeting, shareholders elected all of the Company’s nominees, demonstrating confidence in the Company’s trajectory under its current Board and rejecting the suitability of Mr. Mitarotonda, Mr. Galbato and his other nominee.

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Barington Is Prioritizing Yet Another Proxy Contest: Despite the Board executing on its strategic priorities, including those that Barington suggested in advance of our 2025 Annual Meeting, Barington seems intent on waging yet another costly and distracting campaign. Notably, Barington has nominated two of the same candidates – Mr. Galbato, now a consultant to Barington, and Mr. Mitarotonda – whom shareholders voted against in last year’s election.

Refreshed Board is Composed of Directors with Relevant Experience

Matthews has a talented, diverse and engaged Board with unique expertise and skills critical to guiding the Company forward. Our directors possess extensive public company leadership and operating experience as well as financial and industry expertise, including critical manufacturing, industrial, and technological experience. The Board has been refreshed with new perspectives, with four new directors joining since 2023, and Michael Nauman being announced as the next Chairman of the Board.

Further, in response to shareholder feedback, we will be including proposals to declassify the Board, adopt majority voting, and remove the supermajority voting requirement for mergers on the agenda for the 2026 Annual Meeting.

The 2026 Annual Meeting of Shareholders has not yet been scheduled and shareholders are not required to take any action at this time. The Board will present its formal recommendation regarding director nominations in the Company’s definitive proxy materials that will be filed with the Securities and Exchange Commission (“SEC”) and mailed to shareholders eligible to vote at the 2026 Annual Meeting.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor and Sidley Austin LLP is serving as legal counsel for Matthews.

About Matthews International Corporation

Matthews International Corporation operates through two core global businesses – Industrial Technologies and Memorialization. Both are focused on driving operational efficiency and long-term growth through continuous innovation and strategic expansion. The Industrial Technologies segment evolved from our original marking business, which today is a leading global innovator committed to empowering visionaries to transform industries through the application of precision technologies and intelligent processes. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. In addition, the Company also has a significant investment in Propelis, a brand solutions business formed through the merger of SGK and SGS & Co. Propelis delivers integrated solutions including brand creative, packaging, print solutions, branded environments, and content production. Matthews International has over 5,400 employees in 19 countries on four continents that are committed to delivering the highest quality products and services.

Forward-Looking Statements

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Matthews International Corporation and its consolidated subsidiaries (collectively “Matthews” or the “Company”) regarding the future, including statements regarding uncertainties regarding future actions that may be taken by Barington in furtherance of its intention to nominate director candidates for election at the Company’s 2026 Annual Meeting, potential operational disruption caused by Barington’s actions that may make it more difficult to maintain relationships with customers, employees or partners, the anticipated benefits and risks associated with the joint venture transaction with Propelis that closed in fiscal year 2025, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include risks to our ability to achieve the anticipated benefits of the joint venture transaction with Propelis that closed in fiscal year 2025, changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company’s products, including changes in costs due to adjustments to tariffs, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company’s acquisitions, divestitures (including, but not limited to, the Company’s announced the sale of the Warehouse Automations business), and business combinations, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company’s internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company’s control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, the Company’s plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company’s plans and expectations with respect to its Board of Directors, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Additional Information

In connection with the Company’s 2026 annual meeting of shareholders, the Company will file with the U.S. Securities and Exchange Commission (“SEC”) and mail to the shareholders of record entitled to vote at the 2026 annual meeting of shareholders a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the definitive proxy statement and WHITE proxy card will also be mailed to shareholders of record. Investors and other interested parties will be able to obtain the definitive proxy statement, the accompanying WHITE proxy card and other relevant documents, when they become available, free of charge at the SEC’s website, www.sec.gov, or from the Company at its website: http://www.matw.com/investors/sec-filings. You may also obtain copies of the Company’s definitive proxy statement, the accompanying proxy card and other relevant documents, when they become available, free of charge by contacting the Company’s Investor Relations Department at Matthews International Corporation, Two North Shore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200.

Participants in Solicitation

The participants in the solicitation of proxies in connection with the 2026 annual meeting of shareholders are currently anticipated to be the Company, Alvaro Garcia-Tunon, Joseph C. Bartolacci, Katherine E. Dietze, Terry L. Dunlap, Lillian D. Etzkorn, Morgan K. O’Brien, Thomas Gebhardt, J. Michael Nauman, Aleta W. Richards, David A. Schawk, Francis S. Wlodarczyk and Brian D. Walters. Certain information about the compensation of the Company’s named executive officers and non-employee directors and their holdings’ of the Company’s Common Stock is set forth in the sections entitled “Compensation of Directors,” “Executive Compensation and Retirement Benefits,” “Stock Ownership of Certain Beneficial Owners and Management” and “Appendix A – Supplemental Information Regarding Participants in the Solicitation” respectively, in the Company’s definitive proxy statement, dated January 7, 2025, for its 2025 annual meeting of shareholders as filed with the SEC on Schedule 14A, available here, and the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, filed on November 21, 2025, available here. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on December 17, 2024, February 26, 2025, March 11, 2025, March 14, 2025, May 28, 2025, and August 27, 2025 for Mr. Garcia-Tunon (available here, here, here, here, here and here); November 20, 2024 and November 25, 2024 for Mr. Bartolacci (available here and here); March 11, 2025 and March 14, 2025 for Ms. Dietze (available here and here); March 11, 2025 and March 14, 2025 for Mr. Dunlap (available here and here); March 11, 2025 and March 14, 2025 for Ms. Etzkorn (available here and here); March 11, 2025 and March 14, 2025 for Ms. O’Brien (available here and here); March 14, 2025 for Mr. Gebhardt (available here); February 26, 2025, March 14, 2025 and May 9, 2025 for Mr. Nauman (available here, here and here); March 11, 2025 and March 14, 2025 for Ms. Richards (available here and here); March 11, 2025, March 14, 2025 and May 16, 2025 for Mr. Schawk (available here, here and here); and March 14, 2025 for Mr. Wlodarczyk (available here). Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 annual meeting of shareholders, when they become available. These documents will be available free of charge as described above.

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